UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2009

CHINA HEALTH INDUSTRIES HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51060 (Commission File Number)	86-0827216 (IRS Employer Identification No.)

168 Binbei Street, Songbei District, Harbin City Heilongjiang Province, People’s Republic of China (Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-86-451 8989 1246

Copies to:
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

New Independent Accountants

Our September 28, 2009, our Board of Directors approved the appointment of  e-Fang Accountancy Corp. & CPA (“e-Fang”) as our new independent registered public accounting firm effective as of  September 28, 2009. E-Fang is located at 17800 Castleton St. Suite 208, City of Industry, California 91748,  USA and 4041 Macarthur Blvd., Suite 175, Newport Beach, CA 92660, California, USA.

During the two most recent fiscal years and through the date of the engagement, we did not consult with e-Fang regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(v)), during the two most recent fiscal years.

Prior to engaging e-Fang, e-Fang did not provide our Company with either written or oral advice that was an important factor considered by our Company in reaching a decision to continue the appointment of e-Fang as our new independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HEALTH INDUSTRIES HOLDINGS, INC.

Dated: October 1, 2009
	By:	/s/ Xin Sun
Name: Xin Sun
Title: Chief Executive Officer and Chief Financial Officer